UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2022, John Klinger, Executive Vice President, Corporate Controller, was promoted to Executive Vice President, Chief Financial Officer of The TJX Companies, Inc. (“TJX” or the “Company”), effective January 29, 2023 (the “Effective Date”). On the Effective Date and in connection with this promotion, Mr. Klinger will serve as the principal financial and accounting officer of the Company, and will continue to report to Scott Goldenberg, the Company’s current Chief Financial Officer, who on the Effective Date will assume the role of Senior Executive Vice President, Finance of the Company. Mr. Klinger, 58, has been Executive Vice President, Corporate Controller of the Company since 2019 and previously served as Senior Vice President, Corporate Controller from 2014 until 2019; as Senior Vice President, Divisional CFO, TJX Europe from 2011 to 2014; and in various finance roles at the Company after he joined in 2000.

On November 14, 2022, the Company entered into an offer letter agreement (the “Agreement”) with Mr. Klinger relating to this promotion. The Agreement provides that Mr. Klinger will receive an annual base salary of $750,000 as of the Effective Date and will be eligible to participate in the Company’s Management Incentive Plan (“MIP”), Long Range Performance Incentive Plan (“LRPIP”), and Stock Incentive Plan (“SIP”) at a level commensurate with his position and responsibilities. Under the Agreement, Mr. Klinger will be eligible for a MIP target award opportunity of 65% of actual base salary earned during FY24, an LRPIP target award opportunity of $300,000 for the FY24-26 cycle, and a target total value of $1,500,000 for the next stock award granted to him under the SIP. The Agreement also provides that Mr. Klinger will continue to be eligible to participate in the Company’s deferred compensation plans, to receive any remaining tax equalization or expatriate-related benefits in connection with his prior assignment in the UK, and to receive an automobile allowance and other TJX benefits, in each case subject to the terms of the applicable plan or program. On November 14, 2022, Mr. Klinger also entered into an obligations agreement with the Company that contains specified post-employment undertakings regarding non-solicitation and non-competition and confidentiality with respect to TJX’s confidential and proprietary information, with certain compensation and benefits paid or provided to him conditioned on his compliance with these undertakings.

Under the Agreement, Mr. Klinger is also eligible to participate in, and has agreed to the terms of, the TJX Executive Severance and Change of Control Plan Effective September 19, 2022 (the “Plan”). The Plan provides for payments and benefits upon a termination of employment covered under the Plan, including in connection with and following a change of control of TJX, in accordance with and subject to its terms. The Plan also includes terms that apply in the event of Mr. Klinger’s retirement or other voluntary termination of employment or a termination for cause (as defined in the Plan).

In general, in the event of a qualifying termination of employment under the Plan, Mr. Klinger would be eligible for up to 24 months of salary continuation (adjusted for any long-term disability benefits) and automobile allowance; additional cash severance based on the cost of COBRA continuation of health coverage during the salary continuation period; amounts under MIP and LRPIP for the current fiscal year and open cycles, to the extent actual performance goals are met and adjusted to reflect his period of service during the year or cycle (except that, following a termination of employment due to death or disability, the MIP award would be paid at target without proration); outstanding SIP awards in accordance with their terms; and vested and accrued, but unpaid, pay and benefits. Under the Plan, a qualifying termination means a termination of a participant’s employment by the Company without cause (as defined in the Plan), a voluntary termination in connection with a forced relocation, or a termination of employment by reason of death or disability.

If, during the 24-month period following a change of control of TJX, Mr. Klinger’s employment were to terminate by reason of an involuntary termination without cause or a voluntary termination for good reason (in each case, as such terms are defined in the Plan), or death or disability, then in lieu of the severance benefits described above, he would be entitled to receive a lump sum payment equal to two times the sum of his annual base salary, target MIP award amount most recently granted to him prior to the change of control, and annual automobile allowance; continued health and life insurance benefits (or a comparable alternative arrangement) for two years, except to the extent that he has coverage from another employer; a lump sum settlement at target award amounts of MIP and LRPIP awards for which the performance period or cycle had not ended, adjusted in the case of MIP awards to reflect his period of service during the year; any benefits under the SIP and deferred compensation plans; and vested and accrued, but unpaid, pay and benefits.

Under the Plan, Mr. Klinger is not entitled to any tax gross-up payment for any “golden parachute” excise tax on change of control benefits, but payments and benefits would be reduced if and to the extent the reduction is more favorable to him on an after-tax basis. Mr. Klinger would also be entitled under the Plan to receive payment for all legal fees and expenses reasonably incurred by him in seeking enforcement of contractual rights following a change of control.

As a condition of receiving benefits under the Plan, Mr. Klinger is required to execute a release of claims and a separation agreement, and the Plan includes non-competition restrictions that apply for the duration of his salary continuation period (other than in the case of a qualifying termination following a change of control of TJX). These restrictions supplement the noncompetition restrictions and other covenants in his obligations agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: November 16, 2022